UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): March 31, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025 (the “Amendment Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Willis Lease Finance Corporation (the “Company”) approved an amendment to the Amended and Restated Employment Agreement, dated as of March 13, 2025, between the Company and Charles F. Willis IV (the “Employment Agreement”).

Effective as of the Amendment Effective Date, the Committee and Mr. Willis agreed to the cancellation of a non-qualified stock option to purchase up to 231,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”) granted to Mr. Willis on March 19, 2025 (the “Option Award”). The Company makes no commitment to Mr. Willis to grant him any award of any type whatsoever in substitution or in lieu of the Option Award.

The amendment to the Employment Agreement (the “Employment Agreement Amendment”) amends the terms of the fully vested restricted stock award (the “Sign-On RS Award”) over 44,094 shares of the Common Stock previously granted to Mr. Willis on March 19, 2025 (the “Grant Date”). Effective as of the Amendment Effective Date, the Sign-On RS Award will not be fully vested and instead, will vest, subject generally to Mr. Willis’ continued service with the Company, from the Amendment Effective Date until the applicable vesting, in three equal annual installments on each of the first, second and third anniversaries of the Grant Date. The Sign-On RS Award, as amended, will be subject to the terms and conditions of the Company’s 2023 Incentive Stock Plan (the “Incentive Plan”) and an amended and restated restricted stock bonus agreement (the “RS Award Agreement”). If Mr. Willis’ employment is terminated by the Company without Cause (as defined in the Employment Agreement), by Mr. Willis for Good Reason (as defined in the Employment Agreement), or due to Mr. Willis’ death or disability, subject to the terms and conditions of the Employment Agreement and the RS Award Agreement, all then unvested shares of Common Stock underlying the Sign-On RS Award as of the date of Mr. Willis’ termination of employment will immediately vest. If Mr. Willis’ employment is terminated by the Company for Cause or by reason of Mr. Willis’ voluntary resignation without Good Reason, all then unvested shares of Common Stock underlying the Sign-On RS Award as of the date of Mr. Willis’ termination of employment will be forfeited and cancelled for no additional consideration.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
10.1	Amendment to the Amended & Restated Employment Agreement, as of March 31, 2025, by and between Registrant and Charles F. Willis IV†
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: April 4, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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